UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2016

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2016, the Board of Directors (the “Board”) of Cadence Design Systems, Inc. (“Cadence”) approved amendments to Cadence’s form of director and officer indemnification agreement (“Indemnity Agreement”). The Indemnity Agreement contains certain updates and other minor revisions to Cadence’s previous form. The Indemnity Agreement will be the form used for all newly appointed directors and executive officers, and for existing directors and officers who elect to enter into the Indemnity Agreement, it shall terminate, supersede and replace any prior indemnity agreements previously entered into between Cadence and such individuals.

Pursuant to the Indemnity Agreement, each director or officer party thereto will be indemnified to the fullest extent permitted by applicable law against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, forfeitures, ERISA excise and other taxes and penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such director or officer in connection with his service as a director, officer, employee or agent of Cadence. The Indemnity Agreement further provides procedures for the determination of an indemnitee’s right to receive indemnification and the advancement of expenses.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 5, 2016, an Executive Severance Plan (the “Severance Plan”) was adopted by the Compensation Committee of the Board of Cadence (the “Compensation Committee”) which will provide certain severance benefits to individuals promoted to or hired as executive officers of Cadence, to the extent designated as a participant by the Compensation Committee. The employment agreements Cadence previously entered into with certain of its executive officers containing severance provisions will remain in effect and such executive officers will not participate in the Severance Plan.

The Compensation Committee also determined that Neil Zaman, Senior Vice President, Worldwide Field Operations and a named executive officer, shall be a participant in the Severance Plan. Mr. Zaman will be entitled to the benefits as provided below.

Under the Severance Plan, if a participant’s employment is terminated by Cadence without “Cause” (as defined in the Severance Plan) and not due to death or “Permanent Disability” (as defined in the Severance Plan), the participant will be entitled to the benefits provided for in the Transition and Release Agreement which is an exhibit to the Severance Plan (the “Transition Agreement”) in exchange for the participant’s execution and delivery of general release of claims in favor of Cadence. The Transition Agreement provides that the participant will continue to perform services for Cadence in a non-executive capacity for one-year following the participant’s termination of employment (the “Transition”). In exchange for such services during the Transition, the participant shall receive the following payments and benefits: (i) accelerated vesting, as of the date of the participant’s Transition commencement, of outstanding unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over a specified period (12 months for Mr. Zaman), and unvested equity compensation awards that are subject to performance-based vesting criteria and that are outstanding as of the date of Transition commencement shall continue to vest through the end of the applicable performance period to the extent the applicable performance conditions are satisfied, provided (A) any such performance period ends during the participant’s Transition period only, and (B) the participant remains employed pursuant to the Transition Agreement through the end of the applicable performance period; (ii) provided the participant elects COBRA coverage, payment of the participant’s COBRA premiums during the Transition period of up to one year; (iii) a monthly salary of $4,000 per month salary, payable for up to six months commencing on the first pay date that is at least seven months after the participant’s Transition commencement; (iv) a lump-sum payment equal to one year’s base salary at the highest rate in effect during the participant’s employment, payable on the date that is seven months after the date of the participant’s Transition commencement; and (v) a specified lump-sum payment (for Mr. Zaman, equal to 100% of one year’s base salary at the highest rate in effect during his employment), payable 60 days following the one-year anniversary of the participant’s Transition commencement, provided the participant does not resign from employment with Cadence and Cadence does not terminate the participant’s employment with Cadence due to material breach of the duties under the Transition Agreement.

In addition, the Transition Agreement provides that if, within three months before or 13 months after a “Change in Control” (as defined in the Severance Plan), the participant’s employment is terminated without “Cause” or the participant terminates his employment due to a “Constructive Termination” (as defined in the Severance Plan), then, in exchange for the participant’s execution and delivery of the Transition Agreement and general releases, the participant will be entitled to the following benefits: (A) in lieu of the acceleration described in clause (i) above, all of the participant’s outstanding unvested equity compensation awards will immediately vest in full (unless specifically provided to the contrary in the equity grant agreement); (B) the lump-sum payment specified in clause (iv) above increased by 50%; and (C) the lump-sum payment specified in clause (v) above increased by 50%.

The Severance Plan also provides that if the participant’s employment is terminated due to death or “Permanent Disability,” the participant will be entitled to the following payments and benefits if the participant’s estate executes and delivers a general release in favor of Cadence: (i) accelerated vesting, as of the date of the participant’s termination of employment, of outstanding unvested time-based equity compensation awards that would have vested over the succeeding 12-month period, and such awards and all previously vested equity awards shall remain exercisable for 24 months from the date of the participant’s termination of employment (but not later than the expiration of the term of the applicable award); and (ii) solely in the case of termination of employment due to “Permanent Disability” and provided the participant elects COBRA coverage, payment of the participant’s COBRA premiums for one year following such termination.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Severance Plan and the Transition Agreement and is subject to and qualified in its entirety by reference to the Severance Plan and the exhibits thereto, a copy of which is filed as Exhibit 10.01 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cadence held on May 5, 2016, Cadence stockholders voted on the following proposals, which are described in detail in Cadence’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 25, 2016:

1.	A proposal to elect the nine (9) directors named in the proxy statement to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the director’s earlier death, resignation or removal. This proposal was approved as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Mark W. Adams	250,215,394	179,437	551,952	31,083,808
Susan L. Bostrom	225,538,502	24,284,615	1,123,666	31,083,808
Dr. James D. Plummer	243,654,096	6,742,742	549,945	31,083,808
Dr. Alberto Sangiovanni-Vincentelli	243,546,016	6,865,438	535,329	31,083,808
George M. Scalise	243,359,402	7,035,566	551,815	31,083,808
Dr. John B. Shoven	245,317,579	5,081,237	547,967	31,083,808
Roger S. Siboni	243,390,481	6,987,101	569,201	31,083,808
Young K. Sohn	250,193,524	191,853	561,406	31,083,808
Lip-Bu Tan	243,527,798	6,878,333	540,652	31,083,808

2.	A proposal to approve the amendment and restatement of the Omnibus Equity Incentive Plan. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
235,167,523	15,138,842	640,418	31,083,808

3.	A proposal to re-approve the performance goals under the Senior Executive Bonus Plan for compliance with Internal Revenue Service Code 162(m). This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
248,516,401	1,781,253	649,129	31,083,808

4.	A proposal to approve an advisory resolution to approve executive compensation. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
242,358,413	7,927,974	660,396	31,083,808

5.	A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Cadence for the fiscal year ending December 31, 2016. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
280,164,177	1,216,508	649,906	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.01	Cadence Design Systems, Inc. Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2016

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.01	Cadence Design Systems, Inc. Executive Severance Plan.